Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108306, 333-151416, 333-171429, 333-174730, 333-181849, 333-198719, 333-204367, 333-212238 and 333-218378) pertaining to the 1981 Share Option Plan, the Restricted Share Plan, the 1992 Directors Share Option Plan, the Amended and Restated 1998 Employee Stock Purchase Plan, the 2007 CEO Share Option Plan, the 2015 Employee Stock Purchase Plan, the Amended and Restated 2010 Long Term Incentive and Stock Award Plan, and the Amended 2015 Employee Share Purchase Plan of XOMA Corporation and in the Registration Statement (Form S-3 Nos. 333-196707 and 333-223493) of XOMA Corporation and in the related Prospectus of our report dated March 7, 2019, with respect to the consolidated financial statements of XOMA Corporation included in this Annual Report (Form 10-K) of XOMA Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
San Jose, California
March 7, 2019